STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (the “Agreement”) is made as of October 16, 2009, by and among American Capital Acquisition Corporation, a Delaware corporation (the “Company”), those Persons listed on Schedule A hereto (“Investors”) and those Persons who, after the date of this Agreement, become party to this Agreement as an “Investor” and/or a “Stockholder” by executing a joinder agreement with the Company (a “Joinder Agreement”) in the form set forth in Schedule B hereto.  Capitalized terms used but not otherwise defined herein are defined in Section 10 hereof.

WHEREAS, the Company and the Investors are entering into this Agreement for the purposes, among others, of (i) initiating the Company’s creation, (ii) assuring continuity of the management and ownership of the Company, (iii) limiting the manner and terms under which Company Securities may be transferred, (iv) establishing the composition of the Board and setting forth certain agreements regarding the management of the Company and its Subsidiaries;

WHEREAS, the Investors have agreed to purchase certain Company Securities pursuant to that certain Stock Purchase Agreement dated as of the date hereof by and among the Company and the Investors (as amended from time to time, the “Purchase Agreement”); and

WHEREAS, entering into this Agreement is a condition to the Investors’ purchase of such Company Securities pursuant to the Purchase Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

Section 1.          Restrictions on Transfer of Company Securities.

(a)         In General.  No Stockholder shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any direct or indirect interest in (a “Transfer”) such Stockholder’s Company Securities, except with the unanimous prior written consent of the other Investors; provided that such restriction shall expire with respect to the Investors only after the third anniversary of the closing under the Acquisition Agreement (as defined in the Purchase Agreement).  Furthermore, until the termination of the restrictions set forth in this Section 1 pursuant to Section 1(d), all Transfers of Company Securities shall be subject to Section 1(b) except (i) pursuant to or as permitted by Sections 1(c) and 7(b), (ii) the sale of Company Securities by a Tag-Along Investor pursuant to Section 1(b), (iii) in a registered public offering in accordance with the Registration Rights Agreement, and (iv) transfers following an IPO; provided in each case that all other applicable requirements of this Agreement are otherwise satisfied.

(b)        Tag-Along; Right of First Refusal.  Subject to the Transfer being permitted by Section 1(a), if one or more Stockholders desires to Transfer (the Stockholder(s) proposing the Transfer being referred to in this Section 1(b) as the “Transferring Stockholders”) all or a portion of its Company Securities (other than Transfers by Stockholders that are not subject to this Section 1(b) pursuant to the second sentence of Section 1(a)), the Transferring Stockholders shall first comply with the following terms and conditions:

(i)  The Transferring Stockholders shall first deliver to each Investor a written notice (the “Notice of Proposed Transfer”) specifying the name and address of the proposed transferee (and all known Affiliates and Associates and direct and indirect financing sources of such transferee) of the Company Securities (hereinafter sometimes referred to as the “Proposed Purchaser”), the type and total number of such Company Securities that the Transferring Stockholders then desire to Transfer to such Proposed Purchaser (the “Offered Securities”), all of the terms, including the purchase price and the means of payment, upon which the Transferring Stockholders propose to transfer the Offered Securities to the Proposed Purchaser and such other information as any Investor reasonably requests, and stating that each other Investor (collectively referred to in this Section 1(b) as the “Offerees” and each as an “Offeree”) shall have the right to participate in such Transfer or purchase the Aggregate Offered Securities, as defined in clause (iii) below, at the price and in accordance with the other terms and provisions specified in such Notice of Proposed Transfer.

(ii)  Each Offeree may, within 20 days following receipt of the Notice of Proposed Transfer, indicate its election to participate in such Transfer by giving to the Company and the Transferring Stockholders a written notice (a “Tag-Along Notice”) indicating the number of Company Securities held by it that it desires to sell in such Transfer.  An Offeree that elects to participate in a Transfer pursuant to this section 1(b)(ii) is a “Tag-Along Investor.”

(iii)  If any Offeree has elected to participate in such Transfer as a Tag-Along Investor, such election shall be irrevocable.  As a condition to the Transferring Stockholders’ right to sell the Company Securities of a given class proposed to be Transferred, the Transferring Stockholders must, arrange for the Transfer of Company Securities of the same class held by each Tag-Along Investor, at the same price and on the same terms and conditions as stated in the Notice of Proposed Transfer with respect to such Company Securities, in an amount equal to the lesser of (x) the number of Company Securities of such class that such Tag-Along Investor desires to Transfer, as indicated in its Tag-Along Notice, or (y) the Tag-Along Investor’s Pro Rata Share of Company Securities of such class.  For purposes hereof, a Person’s “Pro Rata Share” of Company Securities of a given class means a number of Company Securities equal to (A) the quotient determined by dividing (1) the number of Company Securities of such class held by such Person by (2) the aggregate number of Company Securities of such class owned by the Stockholders participating in such sale (including the Transferring Stockholders), multiplied by (B) the aggregate number of Company Securities of such class to be sold in the contemplated Transfer.  At the end of the 20 day period specified in clause (ii) above, the Transferring Stockholders shall provide written notice (the “Offered Securities Notice”) to each of the Offerees and the Company, setting forth the aggregate number of shares to be sold by the Transferring Stockholders and the Tag-Along Investors (the “Aggregate Offered Securities”).

(iv)  Those Offerees not participating as Tag-Along Investors shall have the option, for a twenty (20) consecutive day period commencing on the date the Offerees receive the Offered Securities Notice, to purchase all or any portion of the Aggregate Offered Securities at the same price and on the same terms specified in the Notice of Proposed Transfer (subject to the provisions of Section 1(b)(ix) below).  The Offerees participating in the purchase of the Aggregate Offered Securities (“Participating Offerees”) must give written notice of their election to the Transferring Stockholders, the Company and the Tag-Along Investors during such 20-day period.

(v)  Each Participating Offeree shall have the right (but not the obligation) to purchase up to that number of the Aggregate Offered Securities as shall be equal to the number of Aggregate Offered Securities multiplied by a fraction, the numerator of which shall be the number of Company Securities of such class then owned by such Participating Offeree and the denominator of which shall be the aggregate number of Company Securities of such class then owned by the Participating Offerees as a group.  The amount of such Aggregate Offered Securities that each Participating Offeree is entitled to purchase under this Section 1(b) shall be referred to as its “Pro Rata Fraction.”

(vi)  The Participating Offerees shall have a right of oversubscription such that if any Participating Offeree fails to elect to purchase its full Pro Rata Fraction of the Aggregate Offered Securities, the remaining Participating Offerees shall have the right to purchase up to the balance of such remaining Aggregate Offered Securities not so purchased.  The Participating Offerees may exercise such right of oversubscription by electing to purchase more than their Pro Rata Fraction of the Aggregate Offered Securities, but such election must be made in the initial election notice given pursuant to clause (iv) above.  If, as a result thereof, such oversubscriptions by Participating Offerees exceed the total number of the Aggregate Offered Securities, the amount of Company Securities available to each oversubscribing Participating Offeree shall be reduced on a pro rata basis in accordance with each Participating Offerees’ respective Pro Rata Fraction, or as they may otherwise agree among themselves.

(vii)  If the Participating Offerees have not elected to purchase all of the Aggregate Offered Securities, then the Transferring Stockholders and the Tag-Along Investors shall have the right, until the expiration of ninety (90) consecutive days commencing on the first day immediately following the expiration of the twenty (20) day period specified in Section 1(b)(iv) above to Transfer that portion of the Aggregate Offered Securities not purchased by the Participating Offerees to the Proposed Purchaser at the same price and on the same terms specified in the Notice of Proposed Transfer.  If for any reason the Aggregate Offered Securities are not Transferred to the Proposed Purchaser within such period and at such stated price and on such stated terms, the right to Transfer in accordance with the Notice of Proposed Transfer shall expire and the provisions of this Agreement shall continue to be applicable to the Aggregate Offered Securities but the Transferring Stockholder shall have the right, at any time thereafter, to deliver a new Notice of Proposed Transfer complying with this Section 1(b).

(viii)  The purchase price of the Aggregate Offered Securities shall be paid in the form specified in such Notice of Proposed Transfer, provided, however, that if a portion of the consideration to be paid includes non-cash consideration (other than a promissory note providing for fixed payments of principal and interest on fixed dates), the Participating Offerees shall be entitled to pay such portion in cash in an amount equal to the fair market value of such non-cash consideration.  The fair market value of such non-cash consideration shall be that which is agreed to by the holders of a majority of the Aggregate Offered Securities and the holders of a majority of the Company Securities held by the Participating Offerees (the “Majority Participating Offerees”).  If the holders of a majority of the Aggregate Offered Securities and the Majority Participating Offerees (the “Interested Parties”) fail to agree on the fair market value within the time period specified for closing in Section 1(b)(ix) below, then each Interested Party shall deliver to the other Interested Parties its estimate of the fair market value in writing and they shall attempt to agree upon an appraiser having appropriate experience to determine the fair market value (the Person or Persons engaged to determine the fair market value hereunder being referred to as an “Appraiser”).  If, within the ten (10) day period after the expiration of the time period specified for closing in Section 1(b)(ix) below, the Interested Parties agree upon an Appraiser to determine the fair market value, then such Appraiser shall make such determination within thirty (30) days of the date of such person’s engagement, and such determination shall govern.  If the Interested Parties do not, within such 10 day period, agree as to a single Appraiser, or if the Appraiser appointed as provided above fails to determine such fair market value within thirty (30) days of the date of such person’s engagement, then each of the Interested Parties, by notice to the other, shall appoint one Appraiser.  If one of the Interested Parties shall fail to appoint such an Appraiser within 10 days after the lapse of such 10 or 30 day period, as applicable, then the Appraiser appointed by the party that does so appoint an Appraiser shall make the determination of such fair market value and such determination shall govern.  If two or more Appraisers are appointed pursuant to the fifth sentence of this Section 1(b)(viii) and they agree upon such fair market value, their joint determination shall govern.  If said Appraisers cannot reach an agreement within 30 days after the appointment of the last Appraiser to be appointed, the Appraisers selected shall each make an appraisal as to the fair market value and shall promptly select a third Appraiser who shall make an appraisal as to the fair market value within fifteen (15) days of the date of such person’s appointment.  In the event three or more Appraisers are appointed as aforesaid, the fair market value shall be deemed to be an amount derived by averaging the two appraised values that are closest to one another.  All decisions of the Appraiser(s) shall be rendered in writing and shall be signed by the Appraiser(s).  The fair market value determined as herein provided shall be conclusive, final and binding on the parties and shall be enforceable in any court having jurisdiction over a proceeding brought to seek such enforcement.  The cost of the fair market value determinations shall be borne by the Interested Party whose estimate of the fair market value was furthest from the fair market value determined by the Appraiser(s).

(ix)  The Participating Offerees purchasing the greatest percentage of the Aggregate Offered Securities shall set the place, time and date for the closing of the purchase of the Offered Securities, which closing shall not be later than the later of (i) more than 20 days after the first day immediately following the expiration of the 20-day period specified in Section 1(b)(iv) or (ii) the second business day after the expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “Hart-Scott-Rodino Act”) applicable (if any) to such Transfer and after all required consents of Regulatory Authorities have been obtained.  At the closing, the Participating Offerees and/or the Company, as appropriate, shall deliver the consideration required by clause (viii) above, and the Transferring Stockholders and Tag-Along Investors shall deliver an assignment of the Aggregate Offered Securities and other instruments reasonably satisfactory to the Participating Offerees, as appropriate, and their respective counsel.

(c)           Permitted Transfers.  The restrictions contained in Section 1(a) and (b) shall not apply with respect to any Transfer of Company Securities (i) pursuant to a Public Sale, (ii) in the case of an Investor, to its Affiliates, Associates, or beneficial owners (collectively, “Permitted Transferees”); provided that the restrictions contained in this Section 1 shall continue to be applicable to such Company Securities after any such Transfer; and provided further that the applicable requirements specified in Sections 2 and 3 in connection with such Transfer shall have been satisfied.  Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more Transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee.

(d)           Termination of Restrictions.  The restrictions on Transfer set forth in this Section 1 shall terminate upon the earlier of the consummation of (i) a Sale of the Company or (ii) a Qualified Public Offering.

Section 2.          Additional Restrictions on Transfer.

(a)           Restricted Securities Legend.  The Company Securities have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available.  To the extent such Company Securities have been certificated, each certificate evidencing Company Securities and each certificate issued in exchange for or upon the Transfer of any Company Securities (if such securities remain Company Securities as defined herein after such Transfer) shall be stamped or otherwise imprinted with legends in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SPECIFIED IN A STOCKHOLDERS’ AGREEMENT DATED AS OF OCTOBER __, 2009, AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER.  A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

The Company shall imprint such legends on certificates (if any) evidencing Company Securities.  The legends set forth above shall be removed, in whole or in part, from the certificates evidencing any Company Securities to the extent the restrictions referred to therein are no longer applicable (for example, for Permitted Transferees of Investors receiving pursuant to a distribution-in-kind, once Rule 144 of the Securities Act is available for sales by the applicable recipients).

(b)           Opinion of Counsel.  No holder of Company Securities may Transfer any Company Securities (other than pursuant to a Public Sale or pursuant to a distribution-in-kind to Permitted Transferees of an Investor, once Transfers pursuant to Rule 144(k) of the Securities Act become available to such recipients, or any subsequent Public Sale by such Permitted Transferees) without first delivering to the Company (unless waived by the Board with Unanimous Board Approval) an opinion of counsel (reasonably acceptable in form and substance to the Board) that neither registration nor qualification under the Securities Act or any applicable state securities laws is required in connection with such Transfer.

Section 3.          Transfer.  Prior to Transferring any Company Securities (other than pursuant to a Public Sale or pursuant to a distribution-in-kind to Permitted Transferees of an Investor, once Transfers pursuant to Rule 144(k) of the Securities Act become available to such recipients and the Company is a registrant under the Securities Exchange Act of 1934, as amended, or any subsequent Public Sale by such Permitted Transferees), the Transferring holder of Company Securities shall cause the prospective Transferee to be bound by this Agreement and the Registration Rights Agreement.  Any Transfer or attempted Transfer of any Company Securities in violation of any provisions of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported Transferee of such Company Securities as the owner of such securities for any purpose.

Section 4.          Board Composition.

(a)           From and after the date hereof, and until the provisions of this Section 4 cease to be effective, each Stockholder shall vote all of its Company Securities and any other voting securities of the Company over which such holder has voting control and shall take all other necessary or desirable actions within its control (whether in its capacity as a Stockholder, stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special Board and Stockholder meetings), so that:

(i)  the authorized number of directors (each, a “Director”) on the Board shall be established at three (3);

(ii)  the following individuals shall be elected to the Board:

(A)	two (2) individuals designated by The Michael Karfunkel 2005 Grantor Retained Annuity Trust (“MKG”), initially Michael Karfunkel and Barry Karfunkel (the “MKG Directors”); and

(B)	one (1) individual designated by AmTrust Financial Services, Inc. (“AFSI”) and approved by the independent members of the Board of Directors of AFSI, initially Donald DeCarlo (the “AFSI Director”);

(iii)  any committees of the Board shall be created only upon Unanimous Board Approval and shall include the AFSI Director;

(iv)  the removal from the Board or any committee thereof (with or without cause) of any representative designated hereunder shall be, except as otherwise provided in Section 4(d), only at the written instruction of the Investor(s) entitled to designate such representative; and

(v)  in the event that any representative designated hereunder ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board, and on each committee thereof, shall be filled within ninety-days of the date on which the vacancy began by a representative designated by the Investor originally entitled to designate such representative as provided hereunder.

(b)           The quorum for meetings of the Board shall be two (2) directors, provided, however, that the AFSI Director must be in attendance at all such meetings.  No meeting of the Board shall continue with the transaction of business in the absence of a quorum.

(c)           The Company shall pay the reasonable out-of-pocket expenses incurred by the Directors in connection with attending (i) the meetings of the Board and any committee thereof and (ii) any other meetings at the request of any Company or any of its Subsidiaries.  The Company shall convene at least four (4) Board meetings in a given calendar year.  So long as any director serves on the Board and for six years thereafter, the Company shall maintain directors and officers indemnity insurance coverage satisfactory to each of the Specified Investors, and the constituent documents of the Company and each of its Subsidiaries, as appropriate, shall provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law.

(d)           If an Investor fails to designate a representative to fill a directorship vacancy within the time required by Section 4(a)(v), the Majority Investors may designate a Director to fill such Board position; provided that the Company and the Stockholders shall take all necessary actions to remove such individual if the party or parties which initially failed to designate such director designates a Director in accordance with the terms of this Section 4.

(e)           The provisions of this Section 4 shall terminate upon the earlier to occur of the consummation of a Qualified Public Offering or a Sale of the Company.  Notwithstanding anything to the contrary set forth in this Agreement (including Section 15), the right to designate a director is not transferable.

(f)           Except as otherwise provided in Section 4(e), the provisions of Section 4(a) shall not be amended in a manner to adversely affect an Investor’s right to designate a Board member.

Section 5.          Authority of the Company and the Board.

(a)           Notwithstanding anything to the contrary contained in the constituent documents of the Company or any of its Subsidiaries, the Company shall not, and the holders of Company Securities shall vote their Company Securities and any other voting securities of the Company over which such holders have voting control and take all other reasonably necessary or desirable actions within their control so that the Company shall not, and the Company shall cause its Subsidiaries not to, take any of the following actions without Unanimous Board Approval:

(i)  (a) amend or materially deviate from the Company’s three (3)-year budget and business plan that were agreed to by the Investors on the date hereof (such budget and plan, as amended in accordance with its terms and this Agreement, and any subsequent budgets and plans adopted by the Board and in effect from time to time, the “Budget/Business Plan”); or (b) make any capital expenditures (including, without limitation, payments with respect to capitalized leases, as determined in accordance with GAAP) except and to the extent, if any, provided in the Budget/Business Plan;

(ii)  issue or sell any New Securities;

(iii)  seek capital contributions in addition to those required under the terms of the Budget/Business Plan;

(iv)  unless provided for in the Budget/Business Plan or in the ordinary course of business, borrow, guarantee, refinance or incur other indebtedness of the Company of more than $5,000,000 in the aggregate or establish a line of credit in excess of $5,000,000 in the aggregate ;

(v)  unless provided for in the Budget/Business Plan or in the ordinary course of business, purchase or agree to purchase any asset, or make any investment, in each case with a value of $1,000,000 or more, or commit to purchase in any one year assets or make investments with an aggregate value of $1,000,000 or more;

(vi)  unless provided for in the Budget/Business Plan or in the ordinary course of business, lease or sell or enter into any agreement for the lease or sale of substantially all of the assets of the Company or its Subsidiaries, including any asset with a value of $1,000,000  or more, or commit to lease or sell in any one year assets with an aggregate value of $1,000,000 or more;

(vii)  unless provided for in the Budget/Business Plan, enter into, materially amend, override or terminate any contract to which the Company or its Subsidiaries is a party with a term greater than one (1) year, or a contract to which the Company or its Subsidiaries is a party with a value (taking account of gross payments or receipts over the life of the contact) of $1,000,000 or more;

(viii)  enter into, materially amend, override or terminate any agreement (including employment agreements and compensation arrangements) between the Company or any Subsidiary and any stockholder of the Company or an affiliate of a stockholder of the Company, including but not limited to the AFSI Reinsurance Agreement (as defined in Section 9(b)(i)), the AFSI Asset Management Agreement (as defined in Section 9(b)(ii)) and the AFSI IT Services Agreement (as defined in Section 9(b)(iii));

(ix)  change the strategic direction of the Company or its Subsidiaries from that contemplated by the Budget/Business Plan or commence any new business other than the Business;

(x)  appoint or remove the auditors of the Company or its Subsidiaries;

(xi)  commit to an IPO;

(xii)  except as required by law, approve any material tax election of the Company or its Subsidiaries or substantial change in tax or accounting practices;

(xiii)  appoint or remove the chief executive officer, chief operating officer, or chief financial officer of the Company or its Subsidiaries or make any amendment to such officer’s compensation, incentive or other bonus plans;

(xiv)  declare or pay any dividends;

(xv)  enter into any arrangement to give any guarantee, mortgage, charge, lien or other security over the assets of the Company or its Subsidiaries other than in the ordinary course of business or as provided in the Budget/Business Plan;

(xvi)  commence a voluntary liquidation, dissolution or other winding up of the Company or file any petition in bankruptcy;

(xvii)  amend, restate, modify, repeal or waive any provisions of the Company’s by-laws or the Certificate of Incorporation;

(xviii)  effect any reorganization, reclassification, reconstruction, consolidation or subdivision of the capital of the Company or create any additional classes of securities in the capital of the Company;

(xix)  effect a Sale of the Company;

(xx)  allow a holder of Company Securities to become a party to the Registration Rights Agreement; or

(xx)  agree to any of the foregoing.

(b)           The provisions of this Section 5 shall terminate upon the earlier to occur of the consummation of (i) a Qualified Public Offering, or (ii) a Sale of the Company.

Section 6.          Preemptive Rights.  The Company shall only issue New Securities in accordance with the following terms and after compliance with Section 5(a) hereof:

(a)           The Company shall not issue any New Securities unless it first delivers to each Investor (each such Person being referred to in this Section 6 as a “Buyer”) a written notice (the “Notice of Proposed Issuance”) specifying the type and total number of such New Securities that the Company then intends to issue (the “Offered New Shares”), all of the terms, including the price upon which the Company proposes to issue the Offered New Shares, and stating that the Buyers shall have the right to purchase the Offered New Shares in the manner specified in this Section 6 for the same price per share and in accordance with the same terms and conditions specified in such Notice of Proposed Issuance.

(b)           During the ten (10) business day period commencing on the date the Company delivers to all of the Buyers the Notice of Proposed Issuance (the “Offer Period”), the Buyers shall have the option to purchase all or any portion of the Offered New Shares at the same price per share and upon the same terms and conditions specified in the Notice of Proposed Issuance.  Each Buyer electing to purchase Offered New Shares must give written notice of its election to the Company prior to the expiration of the Offer Period.

(c)           Each Buyer shall have the right to purchase up to that number of the Offered New Shares as shall be equal to the number of the Offered New Shares multiplied by a fraction, the numerator of which shall be the number of Company Securities (other than Incentive Common Stock) then owned by such Buyer and the denominator of which shall be the aggregate number of outstanding Company Securities (other than Incentive Common Stock).  The amount of such Offered New Shares that each Buyer is entitled to purchase under this Section 6(c) shall be referred to as its “Proportionate Share.”

(d)           Each Buyer shall have a right of oversubscription such that if any other Buyer fails to elect to purchase its full Proportionate Share of the Offered New Shares, the other Buyer(s) shall, among them, have the right to purchase up to the balance of such Offered New Shares not so purchased.  The Buyers may exercise such right of oversubscription by electing to purchase more than their Proportionate Share of the Offered New Shares by so indicating in their written notice given during the Offer Period.  If, as a result thereof, such oversubscription exceeds the total number of the Offered New Shares available in respect to such oversubscription privilege, the oversubscribing Buyers shall be cut back with respect to oversubscriptions on a pro rata basis in accordance with their respective Proportionate Shares or as they may otherwise agree among themselves.

(e)           If some or all of the Offered New Shares have not been purchased by the Buyers pursuant to Sections 6(a)-(d) hereof, then the Company shall have the right, until the expiration of ninety (90) days commencing on the first day immediately following the expiration of the Offer Period, to issue such remaining Offered New Shares to one or more third parties at not less than, and on terms no more favorable to the purchasers thereof than the price and terms specified in the Notice of Proposed Issuance.  If for any reason the Offered New Shares are not issued within such period and at such price and on such terms, the right to issue in accordance with the Notice of Proposed Issuance shall expire.

(f)           The Buyer purchasing the greatest percentage of the Offered New Shares shall set the place, time and date for the consummation of the purchase of the Offered New Shares (a “Closing”), which closing shall occur not later than the later of (i) twenty (20) business days after the first day immediately following the expiration of the Offer Period and (ii) the second business day after the expiration or termination of all waiting periods under the Hart-Scott-Rodino Act applicable (if at all) to such Transfer and after all required consents of Regulatory Authorities (if any) have been obtained.  The purchase price for the Offered New Shares shall, unless otherwise agreed to in writing by the parties to such transaction (including the Company), be paid in immediately available funds on the date of the Closing. At the Closing, the Buyers shall deliver the consideration required by this Section 6 and the Company shall deliver certificates to the Buyers representing the Offered New Shares.

(g)           The rights of the Investors under this Section 6 shall terminate upon the earlier to occur of the consummation of (i) a Qualified Public Offering or (ii) a Sale of the Company.

Section 7.          Voting and Drag Along Rights.

(a)           Voting Rights.  In the event that a third party makes a bona fide offer for a Sale of the Company, and such transaction has received Unanimous Board Approval, each Stockholder shall take all necessary or desirable action within such Person’s control (including, without limitation, the removal and election of directors or managers, attendance at Stockholders’ or stockholders’ meetings in person or by proxy for the purposes of obtaining a quorum and the execution of written consents in lieu of meetings) such that any proposal or resolution requested by the Board in connection therewith shall be implemented by the Company and if the Company’s Stockholders are entitled to vote on any such matter, all of the voting securities of the Company over which such Stockholder has voting control shall be voted in favor of the proposal or resolution in connection with such sale being proposed by the Board.

(b)           Drag Along Rights.  If there is a Sale of the Company as described in Section 7(a) above, and provided that, to the extent the sale is structured as a sale of securities, the Stockholder is permitted to participate in such sale on terms that are the same as those on which all other participating Stockholders participate, such Stockholder will consent to and raise no objections against the Board’s election to pursue such Sale of the Company.  Furthermore, to the extent such Sale of the Company is structured as a sale of securities, such Stockholder shall sell the Company Securities held by it on the terms and conditions approved by Unanimous Board Approval.  Each Stockholder will take all action necessary and desirable in connection with the consummation of such Sale of the Company, including, without limitation, the waiver of all appraisal rights available to any such Stockholder under applicable law.  Each Stockholder will bear its pro rata share of the cost of any sale of equity securities pursuant to such Sale of the Company to the extent such costs are incurred for the benefit of all Stockholders and are not otherwise paid by the Company or the acquiring party.  Costs incurred by Stockholders on their own behalf will not be considered costs of the transaction hereunder.  Notwithstanding the foregoing, no Investor shall be required to enter into any agreement or undertaking in connection with a Sale of the Company limiting such Investor’s ability (or that of any of its Affiliates or Associates) to compete with the Company or any of its Affiliates or Associates or its (or its Affiliates’ or Associates’) ability to otherwise engage in any commercial activity.

(c)           The provisions of this Section 7 shall terminate upon the earlier to occur of the consummation of (i) a Qualified Public Offering, (ii) a Sale of the Company.

Section 8.          Other Investments.

The parties acknowledge that the Investors and their Affiliates and Associates are in the business of making investments in, and have investments in, other businesses similar to and that may compete with the businesses of the Company and its Subsidiaries and Affiliates and Associates (“Competing Businesses”) and reserve the right to make additional investments in other Competing Businesses independent of their investments in the Company.  By virtue of a Investor holding shares of capital stock of the Company or by having persons designated by or affiliated with such Investor serving on the Board or otherwise, no Investor nor any Affiliate or Associate of such Investor shall have any obligation to the Company, any Subsidiary or Affiliate or Associates or any Stockholder to refrain from competing with the Company and any Subsidiary or Affiliate or Associate, making investments in Competing Businesses, or otherwise engaging in any commercial activity; and none of the Company, any Subsidiary or Affiliate or Associate or any Stockholder shall have any right with respect to any such other investments or activities undertaken by such Investor or its Affiliates or Associates.  Without limitation of the foregoing, each Investor and its Affiliates or Associates may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company or any Subsidiary, and none of the Company, any Subsidiary or Affiliate or Associate or any Stockholder (other than such Investor) shall have any rights or expectancy by virtue of such Investor’s relationships with the Company, this Agreement or otherwise in and to such independent ventures or the income or profits derived therefrom; and the pursuit of any such venture, even if such investment is in a Competing Business, shall not be deemed wrongful or improper.  No Investor nor any Affiliate or Associate of such Investor shall be obligated to present any particular investment opportunity to the Company or any Subsidiary or Affiliate and Associate even if such opportunity is of a character that, if presented to the Company or a Subsidiary or Affiliate or Associate, could be taken by the Company or such a Subsidiary or Affiliate or Associate, and each Investor and its Affiliates and Associate shall continue to have the right to take for their own account or to recommend to others any such particular investment opportunity.

Section 9.          Company & Investor Covenants.

(a)           Right of First Refusal on Commercial Automobile Insurance.  In the event the Board, in accordance with Section 5, proposes to sell or reinsure all or a portion of its commercial automobile insurance business (the “Commercial Auto Business”) in response to a third party offer of otherwise (but for clarity, other than in connection with a Sale of the Company), the Company shall first comply with the following terms and conditions:

(i)  The Company shall first deliver to AFSI a written notice (the “Notice of Proposed Transaction”) specifying the name and address of the proposed purchaser or reinsurer of the Commercial Auto Business, all of the terms, including the purchase price and the means of payment (if applicable), upon which the Company proposes to sell or reinsure the Commercial Auto Business and such other information as AFSI requests.

(ii)  AFSI may, within 30 days following receipt of the Notice of Proposed Transaction, indicate its election to purchase or reinsure the Commercial Auto Business, as applicable, by giving to the Company a written notice of such election.

(iii)  To the extent AFSI elects to purchase the Commercial Auto Business, the purchase price shall be paid in the form specified in such Notice of Proposed Transaction, provided, however, that if a portion of the consideration to be paid includes non-cash consideration (other than a promissory note providing for fixed payments of principal and interest on fixed dates), AFSI shall be entitled to pay such portion in cash in an amount equal to the fair market value of such non-cash consideration.  The fair market value of such non-cash consideration shall be that which is agreed to by AFSI and the Company.  If AFSI and the Company fail to agree on the fair market value within 10 days following the expiration of the 30-day period specified in Section 9(a)(ii) above, then such valuation shall be determined pursuant to the procedures set forth in Section 1(b)(viii) hereof, mutatis mutandis.

(iv)  AFSI shall set the place, time and date for the closing of the purchase of the Commercial Auto Business, which closing or effective date shall not be later than the time set forth in the Notice of Proposed Transfer or the effective date of any reinsurance.

(b)           AFSI Covenants.  The Company shall, and the holders of Company Securities shall vote their Company Securities and any other voting securities of the Company over which such holders have voting control and take all other reasonably necessary or desirable actions within their control so that the Company shall take the following actions:

(i)  enter into an agreement with AFSI pursuant to which AFSI or one of its affiliates will reinsure 10% of the net premiums of the Company and its affiliates on terms no less favorable than those generally available in the market for similar transactions (the “AFSI Reinsurance Agreement”);

(ii)  enter into an agreement with AFSI pursuant to which AFSI will manage its assets for a fee on terms no less favorable than those offered by AFSI to Maiden Holdings, Ltd. (the “AFSI Asset Management Agreement”);

(iii)  enter into an agreement with AFSI pursuant to which AFSI or one of its Affiliates will provide the Company with information technology and services; such information technology and services to be provided to the Company at one-hundred and twenty percent (120%) of the cost to ASFI or its Affiliate, but provided that AFSI shall be entitled to an additional fee of 1.25% of gross written premiums (net of returns and cancellations) of the Company, at such time as information technology currently being developed by AFSI is made available and implemented by the Company  (the “AFSI IT Services Agreement”); and

(iv)  provide AFSI with access to its agency sales force to distribute AFSI’s products, and the Company will use commercially reasonable efforts to have such agency sales team appointed as AFSI agents.

(c)           Protective Provision.  The Company shall not, nor shall the Company permit any of its Subsidiaries to, amend the Certificate of Incorporation or the by-laws of the Company so as to reduce the protections of Board members contained in the exculpation and indemnification provisions thereof, or reduce the scope or degree of such exculpation or indemnification, without Unanimous Board Approval.

(d)           Qualified Public Offering.  The Company shall, and the holders of Company Securities shall vote their Company Securities and any other voting securities of the Company over which such holders have voting control and take all other reasonably necessary or desirable actions within their control, to cause the Company to consider undertaking a Qualified Public Offering as soon as commercially feasible.  Rights and obligations relating to any Qualified Public Offering are set forth in the Registration Rights Agreement.

(e)           Delivery of Financial Statements.  The Company shall deliver to each Investor:

(i)        as soon as practicable, but in any event within forty-five (45) days after the end of each fiscal year of the Company, (1) a balance sheet as of the end of such year, (2) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the budget for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (3) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by the auditors of the Company;

(ii)       as soon as practicable, but in any event within twenty-five (25) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(iii)      as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a Budget/Business Plan for the next fiscal year, adopted with Unanimous Board Approval and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months; and

(iv)      with respect to the financial statements called for in Section 9(e)(i) and Section 9(e)(ii), an instrument executed by the chief financial officer and chief executive officer of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (except as otherwise set forth in Section 9(e)(ii)) and fairly present the financial condition of the Company and its results of operation for the periods specified therein.

(v)      such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.
Notwithstanding the above, if requested by AFSI, the financial information required to be delivered pursuant to this Section 9(e) shall be delivered to AFSI sooner and in a timely manner to permit AFSI to reflect the Company's financial position and results of operations in its periodic filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

(f)           Payment of Dividends.  The Company shall pay the Accruing Dividends (as defined in the Certificate of Incorporation) out of funds legally available for such purpose semi-annually on June 30 and December 31 of each year; provided, however that the Company shall only be required to make any such payment if the Board reasonably believes that there are funds available for such payment after making appropriate reserves for the payment of the Purchase Price (as defined in the Acquisition Agreement) and the Company’s working capital requirements.

Section 10.        Certain Definitions.

“Acquisition Agreement” means that certain Securities Purchase Agreement, dated as of October 16, 2009, between the Company, GMAC Inc., GMAC Insurance Holdings Inc. and Motors Insurance Corporation, as amended from time to time.

“Affiliate” shall mean, with respect to any Person (the “First Person”), any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with the First Person.  For purposes of this definition, “control” means, as applied to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Associate” shall mean with respect to a Person (a) any Person who is a director or directly or indirectly the beneficial owner of at least 10% of the then outstanding capital stock or other equity securities of the First Person and (b) any Person of which the First Person or an Affiliate of the First Person shall, directly or indirectly, either beneficially own at least 10% of the then outstanding equity securities or constitute at least a l0% equity participant.

“Board” means the Company’s Board of Directors as the same may be constituted from time to time.

“Business” means the “Motor Club Business,” the “Personal Lines Business,” the “Commercial Auto Business” and any other business the Company enters into with Unanimous Board Consent.  For purposes of this definition, (i) “Motor Club Business” means the business of soliciting, marketing or selling to automobile owners and consumers roadside assistance services, including without limitation towing, emergency fuel or flat tire assistance or repair and ancillary travel-related benefits including, without limitation, travel planning and member discounts, on a stand-alone basis in the United States, (ii) “Personal Lines Business” means the business of soliciting, marketing, selling, underwriting or servicing private passenger auto liability and private passenger auto physical damage insurance in the United States, (iii) “Commercial Auto Business” means the business of soliciting, marketing, selling, underwriting or servicing commercial auto liability and auto physical damage insurance for businesses and individuals, for vehicles used for business purposes, sold through independent agents in the United States.

“Certificate of Incorporation” means the Company’s Certificate of Incorporation, as amended and/or restated from time to time.

“Common Stock” means the shares of Common Stock, $0.01 par value per share, of the Company.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Securities” means (i) any shares of Common Stock and Preferred Stock purchased or otherwise acquired by any stockholder (including without limitation the Incentive Common Stock), and (ii) any equity securities issued or issuable directly or indirectly with respect to any of the shares of Common Stock and Preferred Stock referred to in clause (i) above by way of a dividend or split or exchange or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.  As to any particular Company Securities, such securities shall cease to be Company Securities when they have been disposed of in a Public Sale or repurchased by the Company or a Subsidiary.

“Consents” means all filings, notices, licenses, consents, authorizations, accreditations, waivers, approvals and the like.

“Incentive Common Stock” means Common Stock or securities that are directly or indirectly exercisable for, convertible into or exchangeable for shares of Common Stock heretofore or hereafter issued to any employees of or consultants or service providers to the Company pursuant to any incentive stock plan or other form of incentive compensation arrangement approved by the Board, including shares of Common Stock issued subject to a stock restriction agreement between the Company and such employee or consultant.

"Independent Third Party" means, immediately prior to the contemplated transaction, any Person which (i) does not own in excess of 5% of the Company Securities outstanding at such time, assuming the issuance of Common Stock pursuant to the exercise, conversion or exchange of all outstanding securities exercisable, convertible or exchangeable for Common Stock, and (ii) is not an Affiliate of any such owner.

“Investor” and “Investors” means MKG, AFSI and their respective Transferees that become a party to this Agreement in accordance with Section 3.

“IPO” means the initial sale pursuant to an underwritten registration statement filed under the Securities Act of any equity securities of the Company, whether by the Company or any holder of equity securities of the Company.

“Liens” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale of receivables with recourse against the Company, any Subsidiary or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business)).

“Majority Investors” means those Investors holding in excess of 50% of the issued and outstanding Company Securities held by the Investors as a group.

“New Securities” means any shares of capital stock or securities convertible into or exercisable or exchangeable for shares of capital stock, whether now authorized or not; provided, however, that “New Securities” does not include (i) securities offered to the public pursuant to a registration statement filed under the Securities Act in connection with a Public Sale; (ii) securities issued in consideration of an acquisition of another Person or business by the Company by merger, consolidation, amalgamation, exchange of shares, the purchase of substantially all of the assets or otherwise that has been approved by Unanimous Board Approval; (iii) Incentive Common Stock; (iv) equity securities issued to the holders of a class of equity securities upon any stock split, stock dividend, combination or other similar event with respect to such class of equity securities; (v) Company Securities issued pursuant to the Purchase Agreement; (vi) securities issued as part of a sale of the Company’s or a Subsidiaries’ debt obligations to a bank or commercial finance company or in a registered public sale or sale pursuant to Rule 144A under the Securities Act or otherwise issued to lenders as part of a bank or credit financing; and (vii) shares of capital stock issued on conversion, exercise or exchange of securities issued in compliance with or pursuant to the preemptive rights provided for in Section 6.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“Preferred Shares” means the shares of Series A Preferred Stock, $0.01 per value per share, of the Company.

“Public Sale” means any sale of securities registered pursuant to a registration statement under the Securities Act or pursuant to the provisions of Rule 144 or Rule 145 adopted under the Securities Act or any substantially equivalent sale made in compliance with successor provisions of the federal securities laws and regulations if amended.

“Purchase Agreement” has the meaning given such term in the recitals.

“Qualified Public Offering” means, unless otherwise agreed to by Unanimous Board Approval, the closing of a sale pursuant to an effective registration statement under the Securities Act of the Common Stock in a firmly underwritten registered public offering in which (i) the aggregate net proceeds to the Company (after deducting Selling Expenses) equal or exceed $50,000,000, (ii) the offering price per share of Common Stock to the public (before deducting Selling Expenses) reflects a valuation of the Company (which for these purposes shall be equal to the per share price to the public of the Company’s Common Stock in the public offering multiplied by the number of shares of Common Stock outstanding as of consummation of such offering, calculated on a fully diluted basis) at an amount that equals or exceeds three (3) times the aggregate amount of the Investors’ invested capital to the date of the consummation of such offering, and (iii) the Common Stock is listed on a nationally recognized U.S. stock exchange or the Nasdaq National Market.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the date hereof among the Company and the Stockholders, as the same may be amended from time to time.

“Regulatory Authority” means a state or federal regulatory authority, governmental department, agency, commission, board, tribunal, bureau, governmental instrumentality, or court, judiciary or administrative authority with jurisdiction of the Business and/or the Company and any Subsidiary.

“Related Agreements” means the Purchase Agreement, Registration Rights Agreement and the Certificate of Incorporation.

“Sale of the Company” shall mean a single transaction or group of related transactions (other than transactions permitted by Section 1(c) or the issuance of additional equity securities in a primary public or private offering for the account of the Company) between the Company and/or the Stockholders and one or more Independent Third Parties pursuant to which such Person or Persons (A) acquire capital stock of the Company possessing the voting power to elect a majority of the Board of Directors, (B) consummate a merger or consolidation as a result of which the Stockholders who own Company Securities and/or other voting securities prior to such transaction(s) shall own less than 50% of the voting securities of the surviving Person or its parent or (C) acquire (by sale, merger, consolidation or similar event) all or substantially all of the Company’s assets (determined on a consolidated basis) including by way of a transfer of shares or substantially all of the assets of its Subsidiaries.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the Common Stock in an underwritten public offering.

“Specified Investors” means the Investors that have the authority to designate a Director pursuant to Section 4(a)(ii) of this Agreement.

“Subsidiary” means any Person of which the Company (now or hereafter) shall at the time own, directly or indirectly through a Subsidiary, at least a majority of the outstanding voting securities..

“Unanimous Board Approval” means the vote or written consent of all three members of the Board.

Section 11.       Amendment and Waiver.  The rights and obligations of the Company and all other parties hereto under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended if and only if such waiver or amendment is consented to in writing by the Company and by each of the Specified Investors; provided, however, that if any amendment would materially and adversely affect the rights of one or more Stockholders (the “Adversely Affected Holder”) in a way that is materially different from the manner in which such specifically enumerated right or obligation is changed with respect to other Stockholders, such amendment shall not be effective as to any Adversely Affected Holder unless consented to by a majority in interest of the Adversely Affected Holders measured by their relative holdings of Company Securities, as the case may be.  Each Stockholder shall be bound by any amendment or waiver affected in accordance with this Section, whether or not such Stockholder has consented to such amendment or waiver.  Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Stockholders who have not previously consented thereto in writing.

Section 12.        Representations and Warranties of the Stockholders.  Each Stockholder represents and warrants (as to itself but not as to any other party) upon becoming a party hereto as follows:

(a)           Investment Intent; Sophisticated Investor.  Such Stockholder (A) is acquiring the Company Securities for purposes of investment and without a view toward distribution thereof in violation of applicable securities laws, (B) is an accredited investor for purposes of applicable U.S. federal and state securities laws and regulations, (C) acknowledges that the Company Securities have not been registered under the Securities Act or applicable state securities laws and may not be transferred absent such registration or the availability of an exemption from registration and (D) acknowledges that the Company Securities are speculative and illiquid, and such Stockholder is in a position to bear the risks associated therewith; provided that nothing contained in this Section 12 shall prevent any Stockholder or its direct or indirect transferee from transferring such securities in compliance with Rule 144 of the Securities Act and in accordance with the provisions of the Registration Rights Agreement and this Agreement.

(b)           No Broker’s or Finder’s Fees.  Such Stockholder is not obligated to pay any broker’s or finder’s fees in connection with the consummation of the transactions contemplated by the Purchase Agreement by reason of any arrangement made by the Stockholder or any of its affiliates.

(c)           Authorization; No Breach.  The execution, delivery and performance of this Agreement and the other Related Agreements to which such Stockholder is a party have been duly authorized by or on behalf of such Stockholder.  This Agreement and each Related Agreement to which such Stockholder is a party constitutes a valid and binding obligation of such Stockholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, liquidation, reorganization, moratorium, fraudulent transfer, or other similar laws affecting creditor’s rights generally from time to time in effect and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.  The execution and delivery by such Stockholder of this Agreement and each Related Agreement to which it is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by such Stockholder, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) result in a violation of, or (c) require any Consent that has not been obtained or made of, from, with or to, any Person pursuant to, the constituent documents of such Stockholder, or any material agreement, instrument or other documents, or any applicable material requirement of law to which such Stockholder or any Affiliate or Associate is bound or to which any of such Persons or its assets is subject.

(d)           Record Owner; Proxy.  Such Stockholder (i) is the record owner of the number of Company Securities set forth opposite its name on Schedule A attached hereto and (ii) is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.  No holder of Company Securities shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

(e)           Confidentiality.  Each Stockholder agrees to maintain the confidentiality of the Company’s confidential and proprietary information.  The provisions of this Section 12 (e) shall not be construed to prevent the Investors from disclosing any such information (i) that has become publicly available, (ii) has been independently developed by the Investor without violating its obligations hereunder, (iii) as part of the Investor’s normal reporting, monitoring or review procedures or in connection with normal marketing, informational or reporting activities or to their auditors, attorneys, or other agents or (iv) as is required to be disclosed by order of a court of competent jurisdiction, administrative agency of governmental body or by subpoena or summons or by law, rule or regulation or otherwise in connection with any legal process or administrative proceeding.

Section 13.        Representations and Warranties of the Company.  The Company represents and warrants to each Stockholder upon such Stockholder becoming a party hereto as follows:

(a)           No Broker’s or Finder’s Fees.  The Company is not obligated to pay any broker’s or finder’s fees in connection with the consummation of the transactions contemplated by the Purchase Agreement by reason of any arrangement made by the Company or any of its Affiliates.

(b)           Authorization; No Breach.  The execution, delivery and performance of this Agreement and the other Related Agreements to which the Company is a party have been duly authorized by or on behalf of the Company.  This Agreement and each Related Agreement to which the Company is a party constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, liquidation, reorganization, moratorium, fraudulent transfer, or other similar laws affecting creditor’s rights generally from time to time in effect and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.  The execution and delivery by the Company of this Agreement and each Related Agreement to which it is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) result in a violation of, or, (c) require any Consent that has not been obtained or made of, from, with or to, any Person pursuant to, the constituent documents of the Company, or any agreement, instrument or other document, or any applicable material requirement of law, including the requirements of any Regulatory Authority, to which the Company or any of its Affiliates or Associates is bound or to which any of such Persons or its assets is subject.

Section 14.        Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had not been contained herein.

Section 15.        Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and permitted assigns and the Stockholders and any subsequent holders of Company Securities and the respective successors and permitted assigns of each of them, so long as they hold Company Securities.  The Company may not assign any of its obligations under this Agreement (other than in connection with a Sale of the Company permitted by other sections of this Agreement) without the written consent of each of the Specified Investors.

Section 16.        Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts and each counterpart, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.  Signatures sent by telecopy shall constitute original signatures.

Section 17.        Remedies.  Each party to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Stockholder may in its sole discretion apply to any court of law or equity or competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

Section 18.       Notices.  Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or sent by reputable overnight courier service (charges prepaid) or sent by telecopy to the Company at the address set forth below and to any other recipient at the address indicated on Schedule A attached hereto or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party, or by electronic transmission to the Email address set forth below.  Notices shall be deemed to have been given hereunder when delivered personally, when answer back is confirmed and sent by telecopy, and one day after deposit with a reputable overnight courier service.

(i)	If to the Company to:

American Capital Acquisition Corporation
59 Maiden Lane
New York, New York 10038
Attn:  Barry Karfunkel
Tel: 646-458-7962
Fax: 212-220-7130
Email:

(ii)	If to the Investors to:

Michael Karfunkel, Trustee
Michael Karfunkel 2005 G.R.A.T.
59 Maiden Lane, 6th Floor
New York, New York 10038
Tel: 646-458-7962
Fax: 212-220-7130
Email:

Stephen Ungar
General Counsel
AmTrust Financial Services, Inc.
59 Maiden Lane, 6th Floor
New York, New York 10038
Tel: 646.458.7913
Fax: 212.220.7130
Email: sungar@amtrustgroup.com

With a concurrent copy, which shall not constitute notice, to:

Geoffrey Etherington
Edwards Angell Palmer & Dodge LLP
750 Lexington Avenue
New York, NY 10022
Phone:  212.912.2740
Fax:     212.308.4844
Email: getherington@eapdlaw.com

Spiro Bantis
London Fischer LLP
59 Maiden Lane, 41st Floor
New York, NY 10038
Phone: 212-972-1000
Fax:           212-972-1030
Email: SBantis@londonfischer.com

Section 19.       Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  Any dispute relating thereto shall be heard in the state or federal courts of Delaware.

Section 20.        Consent to Jurisdiction.

(a)           THE PARTIES HERETO HEREBY AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS IN AND OF THE STATE OF NEW YORK AND TO JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND TO THE COURTS TO WHICH AN APPEAL OF THE DECISIONS OF SUCH COURTS MAY BE TAKEN FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, ANY PROCEEDING RELATING TO ANCILLARY MEASURES IN AID OF ARBITRATION, PROVISIONAL REMEDIES AND INTERIM RELIEF, OR ANY PROCEEDING TO ENFORCE ANY ARBITRAL DECISION OR AWARD.

(b)           EACH PARTY HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO BRING ANY SUIT, ACTION OR OTHER PROCEEDING IN OR BEFORE ANY COURT OR TRIBUNAL OTHER THAN THE COURTS OF NEW YORK AND COVENANTS THAT IT SHALL NOT SEEK IN ANY MANNER TO RESOLVE ANY DISPUTE OTHER THAN AS SET FORTH IN THIS ARTICLE VI OR TO CHALLENGE OR SET ASIDE ANY DECISION, AWARD OR JUDGMENT OBTAINED IN ACCORDANCE WITH THE PROVISIONS HEREOF.

(c)           EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS.  IN ADDITION, EACH OF THE PARTIES CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR ANY MANNER IN WHICH NOTICES MAY BE DELIVERED HEREUNDER IN ACCORDANCE WITH SECTION 18.

Section 21.        Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT.

Section 22.        Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.  Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof and, if applicable, hereof.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise specified herein, the term “or” has the inclusive meaning represented by the term “and/or” and the term “including” is not limiting.  All references as to “Sections,” “Subsections,” “Articles,” “Schedules” and “Exhibits” shall be to Section, Subsections, Articles, Schedules and Exhibits, respectively, of this Agreement unless otherwise specifically provided.

Section 23.        No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the Related Agreements.  In the event an ambiguity or question of intent or interpretation arises, this Agreement and the Related Agreements shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement and any Related Agreement.

Section 24.       Conflicting Certificate of Incorporation or By-Law Provisions.  Each Stockholder shall vote its Company Securities, and shall take all actions necessary, to ensure that the Company's Certificate of Incorporation and by-Laws do not, from time to time, conflict with the provisions of this Agreement.

Section 25.        No Third Party Beneficiaries.  This Agreement is not intended to confer any rights or remedies upon any Person other than the parties hereto and their successors and permitted assigns.

Section 26.        Termination of Restrictions on Public Sale.  A recipient of Company Securities in a Public Sale shall not be bound by the terms of this Agreement.

Section 27.        Complete Agreement.  This Agreement and the Related Agreements embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

COMPANY:

AMERICAN CAPITAL ACQUISITION CORPORATION

By:	/S/ BARRY KARFUNKEL
Name: BARRY KARFUNKEL
Title: PRESIDENT

INVESTORS:

THE MICHAEL KARFUNKEL 2005 GRANTOR RETAINED ANNUITY TRUST

By:	/S/ MICHAEL KARFUNKEL
Name: MICHAEL KARFUNKEL
Title: TRUSTEE

AMTRUST FINANCIAL SERVICES, INC.

By:	/S/ BARRY ZYSKIND
Name: BARRY ZYSKIND
Title: CHIEF EXECUTIVE OFFICER

[Signature Page to ACAC Stockholders Agreement]

SCHEDULE A

COMPANY SECURITIES

INVESTOR	COMMON SHARES	PREFERRED SHARES
Michael Karfunkel, Trustee	3	0
The Michael Karfunkel 2005 G.R.A.T
59 Maiden Lane, 6th Floor
New York, New York 10038
Tel: 646-458-7962
Fax: 212-220-7130
Email:

AmTrust Financial Services, Inc.	1	0
59 Maiden Lane, 6th Floor
New York, NY 10038
Phone: 212.220.7120
Fax: 212.220.7130
Tel: 646-458-7962
Fax: 212-220-7130
Email: sungar@amtrustgroup.com

SCHEDULE B

FORM OF JOINDER AGREEMENT

Joinder Agreement

By its execution and delivery of this Joinder Agreement, the undersigned party hereby joins in and agrees to be bound by the terms and conditions of the Stockholders Agreement dated as of October ___, 2009 (as amended from time to time, the “Stockholders Agreement”) by and among American Capital Acquisition Corporation, a Delaware corporation, and the parties named therein [as an “Investor”][as a “Stockholder”] under and as defined in the Stockholders Agreement.

Additional Party

By:
Address:

Date:

* * * *

Agreed on ____________________, 20__.

AMERICAN CAPITAL ACQUISITION CORPORATION

By: /S/ BARRY KARFUNKEL
 Authorized Signatory